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A New LabCorp Difference. . . .

Leader in US Clinical Lab Business ($40 Billion Sector)
$3.6B in Revenues
S&P 500 Company
Aggressive Growth: Won Multi-Billion/Multi-Year United Contract ($15B)
25,000 Employees
Processes 370,000 Blood Specimens Each Day
1,700 Patient Service Centers (200 Blood Draws/Day)
1,000 Sales Representatives — Covering 85,000 MD Office Accounts
800 In-Office LabCorpEmployed Phlebotomists

LidoSite/Lab Corp Potential
US Physician Office Based / PSC Market — 2,164,000 Blood Draws/Day1
% of Daily Draws LidoSite Patch Application Potentials (Office/PSC Market) Daily Annual $ Value @ $17.50(Yr)
0.5% 10,820 3.46 M $60,592,000 1.0% 21,640 6.92 M $121,184,000 2.5% 54,100 17.3 M $302,960,000 5.0% 108,200 34.6 M $605,920,000 6.7%2 144,988 46.4 M $811,932,000
2 TVG Study projects LidoSite Demand/Use (minimum segment) @ 6.7% of draws
1 Ogden-Grable H, Gill GW: “Preventing Phlebotomy Errors –Potential for Harming Your Patients” in Labmedicine. pp 430-433 Vol 36, Number 7, July 2005.
2 Market Research Study: Conducted for Vyteris Inc by TVG on quantitative assessment of the LidoSitemarket demand and price sensitivity in Fall 2006.

LabCorp/LidoSite Potential MD Office 85,000 Accounts 1,000 Reps Lab Corp–50% share2 40,000 LabCorp (Exclusive) MD Offices Avg: 25 draws/day LidoSite Potential Apps .5% $26M 20% $1B LabCorp Reps # of Accts 1 Acct/Rep $26M 15 Acct/Rep $396M 800 LabCorp Employed IOPs Avg: 40 draws/day LidoSite Potential Apps 1% $1.5M 20% $33M LabCorp PSC 1,700 PSC 1,700 LabCorp PSC’s Avg: 200 draws/day LidoSite Potential Apps .5% $10M 6.7%1 $120M 20% $350M

A New LabCorpDifference. . .

LabCorp New Family Center of Excellence COMING TO YOUR NEIGHBORHOOD SOON!!

VYHN/LH Sales and Market Support Programs

Reducing Cost of Goods. . . . . Significantly Raising Margins Present COGS PMK 150: • $5.50 per patch • Output: 5m 2008 COGS PMK 300 (Q1 2008) • $1.50 -2.50 per patch (estimated • Output: 12 - 15m PMK 300 – Built, fully paid for – ready for FAT and delivery (FDA same campus GNP)

Revenue Projections

	2007	2008	2009	2010
Development				
Ferring (Infertility)	3.0M	4.5M	7.5M	
NSAID	2.5M	4.5M	12.5M	75M
BioTech Peptides		15M	25M	
LVT	10M[1]	16M	25M	50M
Brands				
LidoSIte – *Venipuncture*	5.0M	50M	150M	
LidoSIte – *Rheumatology (TNF Home)*	2.5M	35M	150M	500M
LidoSite – Specialty	2.5M	15M	50M	
Ferring Infertility				50M
NSAID			150M	300M
Migraine				300M
Total	**25M**	**130M**	**550M**	**1.3B**

1 Acquisition – on secondary

Vyteris / LabCorpMarketing Agreement Product Sales & Marketing Agreement (LabCorp selling Vyteris LidoSite) Phase I–( Now to June 2008) — Focus on US MD Office Market — 85,000 Accounts Vyteris keeps Rheum, Oncology, Derm LabCorp sales force to sell and “in-sevice/order” LidoSite Key Accounts of LabCorp Use as “exclusive value add” to convert Quest Accounts$300 per “in-serviced” account (on-time) Joint Development/Deployment of new LabCorp PSC — Family Center of Excellence Powered by Vyteris LidoSIte Phase II — June 2008 Expansion into all LabCorp PSC’ swith expanded LidoSIte Labeling LabCorphas exclusive for Phase IV yteris has option to set “minimum” for Phase II exclusivity or offer to LabCorp/Quest

Remittance (payment) Consistency
CPT 97033
(Jan – Oct 2006)

Provider	Provider State	Paid in Full	Duplicate Claim Denied	Entire Claim Denied	Partial Claim Denied
BCBSM	MI	44.2%	2.7%	11.5%	41.5%
UNITED HEALTHCARE INSURANCE COMPANY	NJ	97.6%	0.0%	2.4%	0.0%
UNITED HEALTHCARE INSURANCE COMPANY	CO	90.7%	0.0%	9.3%	0.0%
BLUE CROSS BLUE SHIELD OF FLORIDA	FL	69.8%	0.0%	0.0%	30.2%
BLUE CARE NETWORK OF MICHIGAN	MI	5.3%	0.0%	0.0%	94.7%
AETNA	TX	6.1%	0.0%	21.2%	72.7%
ROCKY MOUNTAIN HOSPITAL&MEDICAL	CO	87.1%	0.0%	3.2%	9.7%
UNITED HEALTHCARE INSURANCE COMPANY	GA	100.0%	0.0%	0.0%	0.0%
CONNECTICUT GENERAL LIFE INSURANCE	NJ	88.9%	11.1%	0.0%	0.0%
ANTHEM BLUE CROSS AND BLUE SHIELDCO	CO	46.2%	19.2%	3.8%	30.8%
UNITED HEALTHCARE INSURANCE COMPANY	WV	34.6%	0.0%	65.4%	0.0%
MONTEREY COUNTY SCHOOL INS GRP	CA	79.2%	0.0%	0.0%	20.8%
STANDARD BLUE CROSS ACCOUNT	CA	69.6%	8.7%	0.0%	21.7%
ANTHEM BCBS OF MAINE	ME	61.9%	4.8%	33.3%	0.0%
AETNA	NJ	9.5%	0.0%	28.6%	61.9%
BLUE CROSS BLUE SHIELD OF FLORIDA	GA	28.6%	0.0%	0.0%	71.4%
ROCKY MOUNTAIN HOSPITAL&MED-FEP	CO	89.5%	0.0%	0.0%	10.5%
BLUE CROSS BLUE SHIELD OF GEORGIA	GA	87.5%	0.0%	6.3%	6.3%
UNITED HEALTHCARE INSURANCE COMPANY	CA	100.0%	0.0%	0.0%	0.0%
UNITED HEALTHCARE INSURANCE COMPANY	RI	18.2%	0.0%	0.0%	81.8%
AETNA	WI	0.0%	0.0%	45.5%	54.5%
BCBS of WY and Affiliated Companies	WY	10.0%	0.0%	0.0%	90.0%
Mean		56.4%	1.8%	14.5%	27.3%